UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 20, 2008, Stephen J. Scarborough retired from his position as Chairman of the Board of Directors, Chief Executive Officer and President of the Company. In connection with his retirement, the Company has entered into a Retirement Agreement with Mr. Scarborough, a copy of which is attached hereto as Exhibit 10.1.

The terms of the Retirement Agreement include Mr. Scarborough’s agreement not to disclose confidential Company information, disparage the Company, or solicit Company employees for two years, as well as his release of certain claims he might have against the Company. In exchange, the Company agreed to (i) pay Mr. Scarborough a lump sum severance payment of $1,250,000, (ii) pay COBRA premiums through February 2011, (iii) accelerate the vesting of 42,000 shares of restricted stock that would have vested in two equal tranches on February 19, 2009 and 2010 and 280,000 stock options that would have vested in three equal tranches on February 7, 2009, 2010 and 2011, (iv) allow Mr. Scarborough until April 1, 2010 to exercise any vested but unexercised stock options, (v) continue financial planning services provided to Mr. Scarborough through June 30, 2009, (vi) not disparage Mr. Scarborough and (vii) release him from certain claims.

Mr. Jeffrey V. Peterson, who has served as a member of the Company’s Board of Directors since 2001 and as the Board’s Lead Independent Director since 2004, will become the Company’s new Chairman, Chief Executive Officer and President. Prior to his new management role at the Company, Mr. Peterson, 62, engaged in private investment, including in real estate. Before that, Mr. Peterson served as a Managing Director of Trust Company of the West, a Los Angeles-based investment management firm with more than $150 billion in assets. During his business career, he also served as Managing Director of Kidder Peabody & Co. While the Company has not yet established an incentive compensation package for Mr. Peterson, he will receive a base salary of $850,000 per year.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;CHANGE IN FISCAL YEAR

In connection with Mr. Scarborough’s retirement, the Board of Directors amended Section 3.2 of the Company’s Amended and Restated Bylaws, effective as of March 20, 2008, to reduce the authorized number of directors from 9 to 8. The text of Section 3.2, as amended, reads as follows:

“SECTION 3.2 Number and Term of Office. The authorized number of directors of the Corporation shall be eight until this Section 3.2 is amended by a resolution duly adopted by the Board or by the stockholders of the Corporation, in either case in accordance with the provisions of Article XIV of the Certificate of Incorporation. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until such director’s successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided in these Bylaws.”

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Stephen J. Scarborough Retirement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2008

STANDARD PACIFIC CORP.

By:	/s/ Jeffrey V. Peterson
Jeffrey V. Peterson Chairman, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Stephen J. Scarborough Retirement Agreement